UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2004
Potomac Electric Power Company (Exact name of registrant as specified in its charter)
District of Columbia and Virginia (State or other jurisdiction of incorporation)	001-01072 (Commission File Number)	53-0127880 (I.R.S. Employer Identification No.)
701 Ninth Street, N. W., Washington, D.C. 20068 (Address of principal executive officers)
(202) 872-3526 Registrants telephone number, including area code
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Pepco Form 8-K
Item 8.01	Other Events.

     In an order issued August 19, 2004, and received yesterday, the District of Columbia Public Service Commission approved certain rates, called Administrative Charges, which Pepco (a subsidiary of Pepco Holdings, Inc. (NYSE: POM)) will be permitted to charge customers who receive Standard Offer Service (SOS) in the District of Columbia beginning February 8, 2005.

     SOS is a default-type service that is provided to customers who do not choose to purchase their electricity from competitive electricity suppliers. The Administrative Charges are intended to allow Pepco to recover the administrative costs incurred to provide SOS, including a margin which varies by customer class. Pepco also is allowed recovery of purchased power costs incurred to serve SOS customers. Based on SOS sales in the District of Columbia during calendar year 2003, the after-tax margin would amount to $8.3 million; based on such sales during the 12 months ending June 2004, the after-tax margin would amount to $9.3 million.

     The pre-tax margins per killowatthour of SOS sales are 1.5 mills for residential customers; 2.0 mills for small commercial customers; 3.0 mills for large commercial customers; and 2.25 mills for market-priced service customers. On an after-tax basis, the margins are 0.8777 mill for residential customers; 1.1703 mills for small commercial customers; 1.7555 mills for large commercial customers; and 1.3166 mills for market-priced service customers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
POTOMAC ELECTRIC POWER COMPANY (Registrant)
Date August 24, 2004	By: /s/ J. M. Rigby Joseph M. Rigby Senior Vice President and Chief Financial Officer
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